Exhibit 3.2.5.2

LIMITED LIABILITY COMPANY AGREEMENT

OF

TRAC LOGISTICS LLC

A Delaware Limited Liability Company

Dated as of March 7, 2013

AMENDMENT
TO LIMITED LIABILITY COMPANY AGREEMENT
of
TRAC DRAYAGE LLC

This amendment, dated and effective as of March 7, 2013 (this “Amendment”), to the Limited Liability Company Agreement of TRAC Drayage LLC (the “Company”), dated and effective as of November 15, 2012 (the “LLC Agreement”), by Interpool, Inc. d/b/a TRAC Intermodal, a company incorporated and existing under the laws of Delaware (“INC”), is made by and between the Company and TRAC Logistics LLC, a Delaware limited liability company, as the sole member of the Company (the “Member”).

WHEREAS, effective as of March 7, 2013, INC transferred, assigned and conveyed to Member, and Member accepted, all of INCs’ right, title and interest in and to all of the limited liability company interests of the Company; and

WHEREAS, Member agrees to be bound by the terms and conditions of the LLC Agreement; and

WHEREAS, Member wishes to amend the LLC Agreement as provided in this Amendment to provide for the naming in the LLC Agreement of Member as the sole member of the Company.

NOW, THEREFORE, it is hereby agreed as follows:

1.                                      Naming of Member as the sole member of the Company. The LLC Agreement is hereby amended, effective immediately, by replacing each reference therein (including, without limitation, in Schedule A thereto) to “Interpool, Inc. d/b/a TRAC Intermodal” with the name “TRAC Logistics LLC.”

2.                                      Miscellaneous.

(a)                                 Except as expressly amended and supplemented hereby, the LLC Agreement remains in full force and effect.

(b)                                 This Amendment may be executed by the parties hereto in multiple counterparts which may be delivered by facsimile transmission. Each counterpart when so executed and delivered shall be deemed an original, and all such counterparts taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each party has caused this Amendment to the LLC Agreement to be duly executed on its behalf by an authorized representative as of the date first set forth above.

TRAC LOGISTICS LLC

By:	/s/ Gregg F. Carpene
	Name:	Gregg F. Carpene
	Title:	Senior Vice President

TRAC DRAYAGE LLC

By:	/s/ Gregg F. Carpene
	Name:	Gregg F. Carpene
	Title:	Senior Vice President